Exhibit 10.1

NATIONSTAR MORTGAGE HOLDINGS INC.

RESTRICTED STOCK GRANT AGREEMENT

Grantee:

Grant Date:

Number of Shares:

General Vesting Schedule: 3 years on the anniversary date of [the Grant Date] / [SPECIFY DATE OF HIRE]

1. Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the 2012 Incentive Compensation Plan (the “Plan”), Nationstar Mortgage Holdings Inc. (the “Company”) hereby grants to Grantee an Award of shares of Common Stock of the Company (collectively, the “Restricted Stock”).

2. Vesting Date. The Restricted Stock shall become vested as follows: 33.3% of the shares of Restricted Stock shall vest on the first anniversary of [the Grant Date] / [SPECIFY DATE OF HIRE]; 33.3% of the shares of Restricted Stock shall vest on the second anniversary of [the Grant Date] / [SPECIFY DATE OF HIRE]; and 33.4% of the shares of Restricted Stock shall vest on the third anniversary of [the Grant Date] / [SPECIFY DATE OF HIRE]; provided that the Grantee remains continuously employed by the Company through each such applicable vesting date. Notwithstanding the foregoing, (i) in the event that the Grantee’s employment ends on account of the Grantee’s death or Disability at any time, all unvested shares of Restricted Stock not previously forfeited shall immediately vest on such date employment ends and (ii) in the event of a Change in Control, all unvested shares of Restricted Stock not previously forfeited shall vest on such Change in Control.

For purposes of this Agreement, “Disability” shall mean (i) “Disability” as defined in such Grantee’s written contract of Employment or engagement, if any, as may be in effect at the time of the occurrence of any acts or omissions that may constitute “Disability”; or (ii), in the case of any Grantee who is not party to any such written contract or whose written contract does not contain a definition of “Disability,” a mental or physical condition which, with or without reasonable accommodations, renders a Grantee permanently unable or incompetent to carry out the responsibilities he or she held or tasks and duties to which he or she was assigned at the time the condition was incurred, with such determination to be made by the Committee on the basis of such medical and other competent evidence as the Committee in its sole discretion shall deem relevant.

3. Dividends. Grantee’s unvested awards of Restricted Stock are not entitled to any dividends declared and paid by the Company on Common Stock.

4. Forfeiture. Subject to the provisions of the Plan and Section 2 of this Agreement, shares of Restricted Stock which have not become vested on the date the Grantee’s employment ends for any reason, shall immediately be forfeited on such date.

5. Withholding Tax. The Grantee hereby agrees that the Company shall have the right pursuant to Section 14 of the Plan to require the Grantee to remit to the Company in cash or withhold from any payment required to be made with respect to an Award, an amount sufficient to satisfy any federal, state and local withholding tax requirements that become payable in respect of the Award. The Company hereby approves any election that may be made by the Grantee pursuant to Sections 14(b) and 14(c) of the Plan, which approval is subject to revocation at any time by any duly authorized officer of the Company.

6. Incorporation of the Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of this Agreement, as interpreted by the Board of Directors or the Committee shall govern. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.

7. Integration. This Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to its subject matter.

8. Grantee Acknowledgment. The Grantee hereby acknowledges receipt of a copy of the Plan. The Grantee hereby acknowledges that all decisions, determinations and interpretations of the Board, or a Committee thereof, in respect of the Plan, this Agreement and this Award of Restricted Stock shall be final and conclusive.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Grantee has hereunto signed this Agreement on the Grantee’s own behalf, thereby representing that the Grantee has carefully read and understands this Agreement and the Plan as of the day and year first written above.

Acknowledged and Accepted:

[Grantee]

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